EXHIBIT 99.1

Contact:

For Indevus
Michael W. Rogers	Brooke D. Wagner
Executive Vice President and CFO	VP, Corporate Communications
(781) 861-8444	(781) 402-3410

INDEVUS ANNOUNCES FDA APPROVAL OF SANCTURA® XR

Product Establishes New Benchmark for Tolerability in the Treatment of

Overactive Bladder

LEXINGTON, Mass., August 6, 2007 — Indevus Pharmaceuticals, Inc. (Nasdaq: IDEV) today announced that SANCTURA® XR (trospium chloride extended release capsules) has been approved by the U.S. Food and Drug Administration (FDA). SANCTURA XR is indicated for the once- daily treatment of overactive bladder (OAB) with symptoms of urge urinary incontinence, urgency, and urinary frequency. The Company will discuss the approval in conjunction with its previously scheduled quarterly financial results conference call and webcast on Tuesday, August 7, 2007, at 9:00 am eastern time (details below).

SANCTURA XR, the once-daily formulation of SANCTURA®, is a quaternary ammonium compound and belongs to a class of anticholinergic compounds known as muscarinic receptor antagonists. These compounds relax smooth muscle tissue found in the bladder, thus decreasing bladder contractions. Overactive or unstable detrusor muscle function is believed to be the cause of overactive bladder.

“The introduction of SANCTURA XR will provide overactive bladder patients an efficacious treatment combined with excellent tolerability,” said David R. Staskin, M.D., director, section of voiding dysfunction, New York Presbyterian Hospital and associate professor of urology and obstetrics and gynecology at Weill-Cornell Medical College and a lead investigator of the Phase III clinical study. “The efficacy of the prior formulation is preserved as well as the lack of metabolic drug-drug interactions, while the dry mouth rate is half of the prior formulation. SANCTURA XR offers physicians a unique quaternary amine as a once-daily treatment option for patients whose quality of life is significantly affected by bladder control issues.”

Glenn L. Cooper, M.D., chairman and chief executive officer of Indevus stated, “SANCTURA XR sets a new standard for overactive bladder treatments with its overall efficacy and landmark tolerability. Receiving approval in advance of our PDUFA date is extremely gratifying and represents an important achievement for Indevus.”

Overactive bladder is a medical condition whose symptoms include urinary frequency, urgency, and urge urinary incontinence, the accidental loss of urine that occurs after the strong, sudden urge to urinate. OAB is estimated to affect approximately 33 million Americans and represents a significant clinical problem with potential medical, hygienic, and social consequences. When untreated, this condition can lead to disability, dependence, and isolation from the community. It is most prevalent among the elderly and strikes women twice as frequently as men. It is estimated that the diagnosis and treatment costs associated with OAB exceed $32 billion annually, and based on the aging population and increasing human life expectancy, these costs are expected to grow significantly.

The FDA approval of SANCTURA XR was based on a review of data from clinical studies conducted across the U.S. involving approximately 1,300 subjects. SANCTURA XR was well tolerated, and the most commonly reported side effects in Phase III U.S. clinical trials were dry mouth (10.7 percent for SANCTURA XR vs. 3.7 percent for placebo) and constipation (8.5 percent for SANCTURA XR vs. 1.5 percent for placebo). Patients who have urinary retention, gastric retention, uncontrolled narrow-angle glaucoma or hypersensitivity to SANCTURA XR should not use SANCTURA XR.

Prescribing Information

Complete prescribing information for SANCTURA XR is available from the Company upon request.

Conference Call and Webcast

The live call may be accessed by dialing 800-901-5226 from the U.S. and Canada, and 617-786-4513 from international locations. The participant passcode is 37850728. A replay of the call will be available beginning at 11:00 AM on August 7, 2007 and lasting until 12:00 AM on September 8, 2007. To access the replay, please dial 888-286-8010 from the U.S. and Canada, and 617-801-6888 from international locations, using the passcode 78843472.

The press release and the live webcast will be accessible by visiting the Investors section of the Company’s website, http://www.indevus.com. An archived version of the call will be accessible at the same web address for 30 days following the live call.

About Indevus

Indevus Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the acquisition, development and commercialization of products to treat conditions in urology and endocrinology. The Company’s marketed products include SANCTURA® for overactive bladder, VANTAS® for advanced prostate cancer, DELATESTRYL® to treat male hypogonadism and SUPPRELIN® LA, for central precocious puberty. The Indevus development pipeline contains multiple compounds within the Company’s core therapeutic areas in addition to several partnered or partnerable programs. The most advanced compounds in development include SANCTURA® XR, the once-daily formulation of SANCTURA, which was approved by the FDA on August 3, 2007, VALSTAR® for bladder cancer, NEBIDO® for male hypogonadism, PRO 2000 for the prevention of infection by HIV and other sexually-transmitted pathogens, and pagoclone for stuttering.

About SANCTURA and SANCTURA XR

SANCTURA® and SANCTURA® XR belong to a class of anticholinergic compounds known as muscarinic receptor antagonists. These compounds relax detrusor smooth muscle tissue found in the bladder, thus decreasing bladder contractions. Overactive or unstable detrusor muscle function is believed to be the cause of overactive bladder.

SANCTURA and SANCTURA XR possess a quaternary ammonium structure that may be instrumental in the low incidence of CNS side-effects. At therapeutic concentrations in vitro, SANCTURA and SANCTURA XR do not interact with drugs metabolized by the Cytochrome P-450 system, a metabolic pathway commonly associated with drug-drug interactions, and the majority of the absorbed dose is excreted largely unchanged into the urine.

Patients who have urinary retention, gastric retention, uncontrolled narrow-angle glaucoma or hypersensitivity to SANCTURA or SANCTURA XR should not use SANCTURA or SANCTURA XR.

Forward Looking Statements

Except for the descriptions of historical facts contained herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA® XR, NEBIDO®, VANTAS® and SUPPRELIN® LA; the early state of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR, NEBIDO, VANTAS®, SUPPRELIN® LA and VALSTAR®; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO, VANTAS and VALSTAR; dependence on third parties for supplies, particularly for histrelin, manufacturing, marketing, and clinical trials; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; changes in reimbursement policies and/or rates for SANCTURA, VANTAS, DELATESTRYL and any future products; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux- related litigation; the risk that the businesses of Indevus and Valera Pharmaceuticals, Inc. will not be integrated successfully during the period following the related merger; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; market acceptance for the merger and approved products; risks of regulatory review and clinical trials; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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